FOR IMMEDIATE RELEASE

CARRIAGE SERVICES ANNOUNCES RECORD RESULTS FOR SECOND QUARTER 2014, RAISES ROLLING FOUR QUARTER OUTLOOK

HOUSTON – August 5, 2014 – Carriage Services, Inc. (NYSE: CSV) today announced results for the quarter ended June 30, 2014.

Mel Payne, Chief Executive Officer, stated, “Our second quarter performance continued our trend of outstanding results as we achieved strong revenue growth of 5% to a record $56.5 million, Adjusted Diluted Earnings Per Share growth of 28% to a second quarter record $0.32 per share, and Adjusted Free Cash Flow growth of 12.8% to a record $13.2 million. This outstanding performance was driven by higher year over year revenue and Field EBITDA growth in our acquisition funeral and cemetery segments, substantially lower overhead, and materially reduced interest costs on our recent refinancings. Our record second quarter performance more than offset the relative weakness in the first quarter, resulting in record revenue of $112.2 million and record Adjusted Diluted Earnings Per Share of $0.63 for the six months ended June 30, 2014. With our earnings performance outlook improving in all major areas, we are substantially raising our Rolling Four Quarter Outlook of Adjusted Diluted Earnings Per Share to a range of $1.42 - $1.48.

Three Months Ended June 30, 2014

•	Total Revenue of $56.5 million, an increase of 5.0%;

•	Non-GAAP Adjusted Consolidated EBITDA of $16.3 million, an increase of 11.7%;

•	Non-GAAP Adjusted Consolidated EBITDA Margin up 180 basis points to 28.9%;

•	Non-GAAP Diluted Earnings Per Share of $0.32, an increase of 28.0%; and

•	Non-GAAP Adjusted Free Cash Flow of $13.2 million, an increase of 12.8%.

Six Months Ended June 30, 2014

•	Total Revenue of $112.2 million, an increase of 1.1%;

•	Non-GAAP Adjusted Consolidated EBITDA of $31.4 million, an increase of 1.0%;

•	Non-GAAP Adjusted Consolidated EBITDA Margin remained flat at 28.0%;

•	Non-GAAP Diluted Earnings Per Share of $0.63, an increase of 12.5%; and

•	Non-GAAP Adjusted Free Cash Flow of $15.5 million, a decrease of 21.7%.

“On May 15th, we announced that we closed the acquisition of six businesses in New Orleans and Alexandria, Virginia from Service Corporation International. We had a goal of being the first buyer in our industry to close on the large number of Service Corporation International divestitures resulting from their acquisition of Stewart Enterprises, and we achieved that goal through a team effort by a group of high performance 4E Leaders.
This high quality group of operating businesses includes the following:

•	Garden of Memories Funeral Home and Cemetery, Metairie, LA;

•	Schoen Funeral Home, New Orleans, LA;

•	Greenwood Funeral Home, New Orleans, LA;

•	Tharp-Sontheimer-Tharp Funeral Home, Metairie, LA;

•	Everly Community Funeral Care, Falls Church, VA; and

•	Everly-Wheatley Funeral Home, Alexandria, VA.

The four businesses in New Orleans, Louisiana and two in Alexandria / Falls Church, Virginia (Fairfax County), provide Carriage strong franchises from which we can build a track record of success and reputation in these two large, demographically attractive strategic markets.
With the successful completion of the new convertible subordinated debt and the amendments to the bank credit facilities, our cost of debt and total cost of capital has been materially reduced and was immediately accretive in the second quarter. Our interest expense in the second quarter of 2014 decreased $1.0 million, or 27.1% compared to the second quarter of 2013. Combined with our growing Free Cash Flow, we are well positioned to accelerate our earning power growth over the balance of 2014 and for the full year of 2015, as reflected by our record second quarter performance and raised Four Quarter Outlook. Moreover, our selective acquisition strategy will now be financed with a lower cost of capital at a time when our acquisition pipeline is growing larger with high quality candidates,” concluded Mr. Payne.

TOTAL FIELD OPERATIONS

For the Three Months Ended June 30, 2013 compared to Three Months Ended June 30, 2014

•	Total Field Revenue increased 5.0% to $56.5 million;

•	Total Field EBITDA increased 2.1% to $22.4 million; and

•	Total Field EBITDA Margin decreased 110 basis points to 39.6%.

•	Total Funeral Operating Revenue increased 5.5% to $39.8 million;

•	Same Store Funeral Revenue decreased 1.5% with same store volume decreasing 1.1%;

•	Acquisition Funeral Revenue increased 31.2% with acquisition volume increasing 25.0%;

•	Total Funeral Field EBITDA Margin decreased 130 basis points to 35.2%;

•	Total Cemetery Operating Revenue increased 7.5% to $11.7 million;

•	Cemetery preneed property sale contracts increased 9.3% to 2,212;

•	Preneed property revenue recognized increased 6.7% and At-need revenue increased 9.7%;

•	Total Cemetery Field EBITDA Margin increased 120 basis points to 31.6%;

•	Total Financial Revenue decreased 4.0% to $5.0 million;

•	Funeral Financial Revenue decreased 12.2% to $2.4 million;

•	Cemetery Financial Revenue increased 4.9% to $2.6 million;

•	Total Financial EBITDA Margin increased 60 basis points to 93.3%.

For the Six Months Ended June 30, 2013 compared to Six Months Ended June 30, 2014

•	Total Field Revenue increased 1.1% to $112.2 million;

•	Total Field EBITDA decreased 1.8% to $45.2 million; and

•	Total Field EBITDA Margin decreased 120 basis points to 40.3%.

•	Total Funeral Operating Revenue increased 1.2% to $81.3 million;

•	Same Store Funeral Revenue decreased 4.2% with same store volume decreasing 3.7%;

•	Acquisition Funeral Revenue increased 20.7% with acquisition volume increasing 14.7%;

•	Total Funeral Field EBITDA Margin decreased 140 basis points to 36.7%;

•	Total Cemetery Operating Revenue increased 4.0% to $21.5 million;

•	Cemetery preneed property sale contracts increased 2.2% to 3,856;

•	Preneed property revenue recognized increased 1.2% and At-need revenue increased 9.0%;

•	Total Cemetery Field EBITDA Margin decreased 10 basis points to 30.4%;

•	Total Financial Revenue decreased 5.4% to $9.4 million;

•	Funeral Financial Revenue decreased 1.5% to $4.8 million;

•	Cemetery Financial Revenue decreased 9.3% to $4.5 million;

•	Total Financial EBITDA Margin increased 190 basis points to 93.5%.

ADJUSTED FREE CASH FLOW
Carriage produced Adjusted Free Cash Flow from operations in the first half of 2014 of $15.5 million compared to $19.8 million for the corresponding period in 2013. The sources and uses of cash for the six months ended June 30, 2013 and 2014 consisted of the following (in millions):

	June 30,
	2013	2014

Cash flow provided by operations	$22.8	$13.3
Adjustment for tax benefit from Good to Great stock awards	—	4.8
Cash used for maintenance capital expenditures	(3.0)	(2.6)
Adjusted Free Cash Flow	$19.8	$15.5
Cash at beginning of period	1.7	1.4
Acquisitions and land for new construction	(6.0)	(54.9)
Proceeds from sale of businesses and other assets	2.7	0.2
Net (payments) borrowings on our revolving credit facility, term loan and long-term debt obligations	(15.4)	13.0
Proceeds from issuance of convertible subordinated notes	—	143.7
Payment of debt issuance costs related to the convertible subordinated notes	—	(4.7)
Redemption of convertible junior subordinated debentures	—	(89.7)
Payments for performance-based stock awards	—	(16.2)
Excess tax benefit of equity compensation, net of benefit from Good to Great stock awards	1.2	0.3
Payment of loan origination costs related to the credit facility	(0.6)	(0.8)
Cash used for growth capital expenditures	(1.5)	(7.1)
Dividends on common stock	(0.9)	(0.9)
Other investing and financing activities	0.5	0.9
Cash at end of period	$1.5	$0.7

ROLLING FOUR QUARTER OUTLOOK RAISED

The Rolling Four Quarter Outlook “(Outlook)” reflects management’s opinion on the performance of our existing portfolio of businesses for the rolling four quarter period ending June 30, 2015, the performance of the trusts, and our view of the activity within the industry acquisition landscape. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe such precise rolling estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “roughly right range” most of the time of future “Rolling Four Quarter Outlook” performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time.

ROLLING FOUR QUARTER OUTLOOK – Period Ending June 30, 2015

Range (in millions, except per share amounts)
Revenues	$237 - $242
Adjusted Consolidated EBITDA	$65 - $68
Adjusted Net Income	$26 - $28
Adjusted Diluted Earnings Per Share	$1.42 - $1.48

Factors affecting our analysis include, among others, number, size and timing of closing of acquisitions, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, Strategic Acquisition Model, Withdrawable Trust Income and changes in Federal Reserve monetary policy. Revenues, Adjusted Consolidated EBITDA, Adjusted Net Income and Adjusted Earnings Per Share for the four quarter period ending June 30, 2015 are expected to improve relative to the same period in the previous period for the following reasons:

•	Increases in Acquired Funeral Revenue and Acquired Funeral Field EBITDA;

•	Increases in Acquired Cemetery Revenue and Acquired Cemetery Field EBITDA;

•	Modest increases in Same Store Funeral Revenue and Same Store Funeral Field EBITDA;

•	Increases in Same Store Cemetery Revenue and Same Store Cemetery Field EBITDA;

•	Increases in Financial Revenue and Financial EBITDA from trust funds; and

•	Reduced interest expense in conjunction with the fourth and fifth amendments to our bank credit facilities and the redemption of our $90 million 7% convertible junior subordinated debentures.

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT

Carriage Services has scheduled a conference call for tomorrow, August 6, 2014 at 9:30 a.m. CDT. To participate in the call, please dial 866-516-3867 (ID-73181607) and ask for the Carriage Services conference call. A replay of the conference call will be available through August 8, 2014 and may be accessed by dialing 855-859-2056 (ID-73181607). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Bill Heiligbrodt at 713-332-8553.

TRUST FUND PERFORMANCE

For the six months ended June 30, 2014, Carriage’s discretionary trust funds gained 10.0%. Over the same period in the discretionary portfolio, the fixed income return was 7.6%, beating the High Yield index of 5.5% while the equity return was 16.7%, beating the S&P 500 at 7.1%. The current yield on Carriage's discretionary fixed income portfolio, which comprises 70% of discretionary trust assets, is 7.9% and the estimated annual income for the discretionary portfolio is approximately $11.0 million.
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	80/20 index Benchmark(2)
6 months ended 6/30/14	10.0%	9.0%	7.1%	5.5%	5.8%
1 year ended 12/31/13	14.2%	13.7%	32.4%	7.5%	12.4%
2 years ended 12/31/13	37.5%	33.2%	53.0%	24.4%	30.2%
3 years ended 12/31/13	33.5%	30.7%	56.2%	30.6%	35.7%
4 years ended 12/31/13	61.1%	54.4%	79.4%	50.4%	56.2%
5 years ended 12/31/13	150.6%	127.1%	125.8%	137.9%	135.5%
(1) Investment performance includes realized income and unrealized appreciation (depreciation).

(2)	The 80/20 Benchmark is 80% weighted to the High Yield Index and 20% weighted to the S&P 500 Stock Index.

Asset Allocation as of June 30, 2014 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	$5,909	3%	$20,648	8%
Equities	50,710	26%	68,478	28%
Fixed Income	139,016	70%	154,289	63%
Other/Insurance	2,656	1%	2,904	1%
Total Portfolios	$198,291	100%	$246,319	100%

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2014	% Change	2013	2014	% Change

Same Store Contracts
Atneed Contracts	4,431	4,428	-0.1%	9,440	9,223	-2.3%
Preneed Contracts	1,193	1,136	-4.8%	2,585	2,353	-9.0%
Total Same Store Funeral Contracts	5,624	5,564	-1.1%	12,025	11,576	-3.7%
Acquisition Contracts
Atneed Contracts	1,377	1,712	24.3%	2,934	3,371	14.9%
Preneed Contracts	249	321	28.9%	550	625	13.6%
Total Acquisition Funeral Contracts	1,626	2,033	25.0%	3,484	3,996	14.7%
Total Funeral Contracts	7,250	7,597	4.8%	15,509	15,572	0.4%

Funeral Operating Revenue
Same Store Revenue	$29,612	$29,163	-1.5%	$63,103	$60,469	-4.2%
Acquisition Revenue	8,121	10,657	31.2%	17,267	20,836	20.7%
Total Funeral Operating Revenue	$37,733	$39,820	5.5%	$80,370	$81,305	1.2%

Cemetery Operating Revenue
Same Store Revenue	$10,827	$11,382	5.1%	$20,518	$21,094	2.8%
Acquisition Revenue	74	334	351.4%	143	389	172.0%
Total Cemetery Operating Revenue	$10,901	$11,716	7.5%	$20,661	$21,483	4.0%

Financial Revenue
Preneed Funeral Commission Income	$481	$563	17.0%	$989	$1,127	14.0%
Preneed Funeral Trust Earnings	2,222	1,809	-18.6%	3,936	3,725	-5.4%
Cemetery Trust Earnings	2,086	2,276	9.1%	4,280	3,860	-9.8%
Preneed Cemetery Finance Charges	388	320	-17.5%	698	657	-5.9%
Total Financial Revenue	$5,177	$4,968	-4.0%	$9,903	$9,369	-5.4%
Total Revenue	$53,811	$56,504	5.0%	$110,934	$112,157	1.1%

Field EBITDA
Same Store Funeral Field EBITDA	$11,344	$10,388	-8.4%	$24,999	$22,471	-10.1%
Same Store Funeral Field EBITDA Margin	38.3%	35.6%	-270 bp	39.6%	37.2%	-240 bp
Acquisition Funeral Field EBITDA	2,432	3,632	49.3%	5,645	7,405	31.2%
Acquisition Funeral Field EBITDA Margin	29.9%	34.1%	420 bp	32.7%	35.5%	280 bp
Total Funeral Field EBITDA	$13,776	$14,020	1.8%	$30,644	$29,876	-2.5%
Total Funeral Field EBITDA Margin	36.5%	35.2%	-130 bp	38.1%	36.7%	-140 bp

Same Store Cemetery Field EBITDA	$3,329	$3,568	7.2%	$6,349	$6,408	0.9%
Same Store Cemetery Field EBITDA Margin	30.7%	31.3%	60 bp	30.9%	30.4%	-50 bp
Acquisition Cemetery Field EBITDA	(19)	134	805.3%	(46)	125	371.7%
Acquisition Cemetery Field EBITDA Margin	-25.7%	40.1%	6,580 bp	-32.2%	32.1%	6,430 bp
Total Cemetery Field EBITDA	$3,310	$3,702	11.8%	$6,303	$6,533	3.6%
Total Cemetery Field EBITDA Margin	30.4%	31.6%	120 bp	30.5%	30.4%	-10 bp

Funeral Financial EBITDA	$2,373	$2,079	-12.4%	$4,188	$4,305	2.8%
Cemetery Financial EBITDA	2,428	2,556	5.3%	4,884	4,454	-8.8%
Total Financial EBITDA	$4,801	$4,635	-3.5%	$9,072	$8,759	-3.5%
Total Financial EBITDA Margin	92.7%	93.3%	60 bp	91.6%	93.5%	190 bp

Total Field EBITDA	$21,887	$22,357	2.1%	$46,019	$45,168	-1.8%
Total Field EBITDA Margin	40.7%	39.6%	-110 bp	41.5%	40.3%	-120 bp

OPERATING AND FINANCIAL TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2014	% Change	2013	2014	% Change

Overhead
Total Variable Overhead	$2,373	$1,411	-40.5%	$4,402	$5,274	19.8%
Total Regional Fixed Overhead	882	781	-11.5%	1,848	1,567	-15.2%
Total Corporate Fixed Overhead	5,156	5,085	-1.4%	10,556	10,659	1.0%
Total Overhead	$8,411	$7,277	-13.5%	$16,806	$17,500	4.1%
Overhead as a percent of sales	15.6%	12.9%	-270 bp	15.1%	15.6%	50 bp

Consolidated EBITDA	$13,476	$15,080	11.9%	$29,213	$27,668	-5.3%
Consolidated EBITDA Margin	25.0%	26.7%	170 bp	26.3%	24.7%	-160 bp

Other Expenses and Interest
Property Depreciation & Amortization	$3,066	$3,029	-1.2%	$5,881	$5,785	-1.6%
Non Cash Stock Compensation	978	1,263	29.1%	1,624	1,993	22.7%
Interest Expense	3,693	2,691	-27.1%	7,121	5,536	-22.3%
Accretion on Convertible Subordinated Notes	—	694		—	865
Loss on Early Extinguishment of Debt	—	1,042		—	1,042
Loss on Redemption of Convertible Junior Subordinated Notes	—	—		—	3,779
Other, Net	(29)	(5)	-82.8%	(862)	(373)	-56.7%
Pretax Income	$5,768	$6,366	10.4%	$15,449	$9,041	-41.5%
Tax Provision	2,192	2,483		6,469	3,526
GAAP Net Income	$3,576	$3,883	8.6%	$8,980	$5,515	-38.6%

Special Items, Net of tax
Withdrawable Trust Income	$141	$366		$469	$515
Acquisition and Divestiture Expenses	102	168		107	659
Severance Costs	325	268		451	477
Consulting Fees	168	6		168	165
Other Incentive Compensation	—	—		—	660
Accretion on Convertible Subordinated Notes	—	458		—	571
Costs Related to Credit Facility	248	688		248	688
Loss on Redemption of Convertible Junior Subordinated Notes	—	—		—	2,493
Gain on Asset Purchase	—	—		—	(746)
Other Special Items	—	—		(484)	503
Tax Adjustment from Prior Period	—	—		598	—
Sum of Special Items, Net of tax	$984	$1,954	98.6%	$1,557	$5,985	284.4%

Adjusted Net Income	$4,560	$5,837	28.0%	$10,537	$11,500	9.1%
Adjusted Net Profit Margin	8.5%	10.3%	180 bp	9.5%	10.3%	80 bp

Adjusted Basic Earnings Per Share	$0.26	$0.32	23.1%	$0.59	$0.63	6.8%
Adjusted Diluted Earnings Per Share	$0.25	$0.32	28.0%	$0.56	$0.63	12.5%

GAAP Basic Earnings Per Share	$0.20	$0.21	5.0%	$0.50	$0.30	-40.0%
GAAP Diluted Earnings Per Share	$0.20	$0.21	5.0%	$0.46	$0.30	-34.8%

Effective Tax Rate	38.0%	39.0%	100 bp	41.9%	39.0%	-290 bp
Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$13,476	$15,080	11.9%	$29,213	$27,668	-5.3%
Withdrawable Trust Income	213	554		710	779
Acquisition and Divestiture Expenses	155	255		163	999
Severance Costs	493	406		684	723
Consulting Fees	255	9		255	250
Other Incentive Compensation	—	—		—	1,000
Other Special Items	—	—		83	—
Adjusted Consolidated EBITDA	$14,592	$16,304	11.7%	$31,108	$31,419	1.0%
Adjusted Consolidated EBITDA Margin	27.1%	28.9%	180 bp	28.0%	28.0%	0 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

		(unaudited)
	December 31, 2013	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$1,377	$731
Accounts receivable, net	17,950	18,252
Assets held for sale	3,544	1,354
Inventories	5,300	5,345
Prepaid expenses	4,421	3,345
Other current assets	3,525	3,130
Total current assets	36,117	32,157
Preneed cemetery trust investments	68,341	75,646
Preneed funeral trust investments	97,144	100,347
Preneed receivables, net	24,521	26,439
Receivables from preneed trusts	11,166	11,780
Property, plant and equipment, net	160,690	176,283
Cemetery property	72,911	75,459
Goodwill	221,087	253,573
Deferred charges and other non-current assets	12,280	18,657
Cemetery perpetual care trust investments	42,342	52,812
Total assets	$746,599	$823,153

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$13,424	$9,908
Accounts payable	7,046	6,162
Other liabilities	9,939	9,329
Accrued liabilities	12,854	13,301
Liabilities associated with assets held for sale	4,357	360
Total current liabilities	47,620	39,060
Long-term debt, net of current portion	105,642	116,699
Revolving credit facility	36,900	42,400
Convertible junior subordinated debentures due in 2029 to an affiliate	89,770	—
Convertible subordinated notes due 2021	—	112,955
Obligations under capital leases, net of current portion	3,786	3,201
Deferred preneed cemetery revenue	55,479	57,394
Deferred preneed funeral revenue	30,588	30,597
Deferred tax liability	11,915	21,890
Other long-term liabilities	1,548	1,220
Deferred preneed cemetery receipts held in trust	68,341	75,646
Deferred preneed funeral receipts held in trust	97,144	100,347
Care trusts’ corpus	41,893	52,304
Total liabilities	590,626	653,713

Commitments and contingencies:

Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,183,000 and 22,427,000 shares issued at December 31, 2013 and June 30, 2014, respectively	222	224
Additional paid-in capital	204,324	212,325
Accumulated deficit	(33,306)	(27,842)
Treasury stock, at cost; 3,922,000 shares at December 31, 2013 and June 30, 2014	(15,267)	(15,267)
Total stockholders’ equity	155,973	169,440
Total liabilities and stockholders’ equity	$746,599	$823,153

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2014	2013	2014

Revenues	$53,811	$56,504	$110,934	$112,157
Field costs and expenses	36,931	38,515	75,149	76,152
Gross profit	$16,880	$17,989	$35,785	$36,005
General and administrative expenses	7,448	7,201	14,077	16,877
Operating income	$9,432	$10,788	$21,708	$19,128
Interest expense, net	(3,664)	(2,686)	(6,259)	(5,531)
Accretion of discount on convertible subordinated notes	—	(694)	—	(865)
Loss on early extinguishment of debt and other costs	—	(1,042)	—	(1,042)
Loss on redemption of convertible junior subordinated debentures	—	—	—	(3,779)
Other income	—	—	—	1,130
Income from continuing operations before income taxes	$5,768	$6,366	$15,449	$9,041
Provision for income taxes	(2,192)	(2,483)	(6,469)	(3,526)
Net income from continuing operations	$3,576	$3,883	$8,980	$5,515
Net income (loss) from discontinued operations, net of tax	568	(637)	423	(51)
Net income	$4,144	$3,246	$9,403	$5,464
Preferred stock dividend	—	—	(4)	—
Net income available to common stockholders	$4,144	$3,246	$9,399	$5,464

Basic earnings (loss) per common share:
Continuing operations	$0.20	$0.21	$0.50	$0.30
Discontinued operations	0.03	(0.03)	0.02	—
Basic earnings per common share	$0.23	$0.18	$0.52	$0.30
Diluted earnings (loss) per common share:
Continuing operations	$0.20	$0.21	$0.46	$0.30
Discontinued operations	0.03	(0.04)	0.02	(0.01)
Diluted earnings per common share	$0.23	$0.17	$0.48	$0.29

Dividends declared per common share	$0.025	$0.025	$0.05	$0.05

Weighted average number of common and common equivalent shares outstanding:
Basic	17,830	18,123	17,744	18,054
Diluted	17,994	18,247	22,316	18,195

The GAAP Diluted EPS and Adjusted Diluted EPS for the six months ended June 30, 2013 includes 4.4 million shares that would be issued upon conversion of our convertible subordinated debentures (TIDES) as a result of the if-converted method prescribed by accounting standards.

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the Six Months Ended June 30,
	2013	2014
Cash flows from operating activities:
Net income	$9,403	$5,464
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of businesses and purchase of other assets	(146)	(2,039)
Impairment of goodwill	100	1,180
Loss on early extinguishment of debt and other costs	—	1,042
Depreciation and amortization	5,953	5,801
Amortization of deferred financing costs	(36)	456
Accretion of discount on convertible subordinated notes	—	865
Provision for losses on accounts receivable	782	1,338
Stock-based compensation expense	1,624	2,782
Deferred income tax expense (benefit)	1,894	(1,884)
Loss on redemption of convertible junior subordinated debentures	—	2,932
Other	210	(8)
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(2,070)	(1,783)
Inventories and other current assets	1,211	818
Deferred charges and other	24	(174)
Preneed funeral and cemetery trust investments	(1,363)	(10,057)
Accounts payable	(160)	(871)
Accrued and other liabilities	1,265	(2,117)
Deferred preneed funeral and cemetery revenue	(9,755)	345
Deferred preneed funeral and cemetery receipts held in trust	13,879	9,229
Net cash provided by operating activities	22,815	13,319

Cash flows from investing activities:
Acquisitions and land for new construction	(6,051)	(54,850)
Net proceeds from the sale of businesses and other assets	2,736	200
Capital expenditures	(4,468)	(9,693)
Net cash used in investing activities	(7,783)	(64,343)

Cash flows from financing activities:
Net (payments) borrowings on the revolving credit facility	(10,100)	5,500
Net (payments) borrowings on the term loan	(5,000)	8,000
Proceeds from the issuance of convertible subordinated notes	—	143,750
Payment of debt issuance costs related to the convertible subordinated notes	—	(4,650)
Payments on other long-term debt and obligations under capital leases	(307)	(542)
Redemption of convertible junior subordinated debentures	—	(89,748)
Payments for performance-based stock awards	—	(16,150)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	492	863
Dividends on common stock	(906)	(917)
Dividend on redeemable preferred stock	(4)	—
Payment of loan origination costs related to the credit facility	(565)	(797)
Excess tax benefit of equity compensation	1,178	5,069
Net cash provided by (used in) financing activities	(15,212)	50,378

Net decrease in cash and cash equivalents	(180)	(646)
Cash and cash equivalents at beginning of period	1,698	1,377
Cash and cash equivalents at end of period	$1,518	$731

CARRIAGE SERVICES, INC.
CALCULATION OF EARNINGS PER SHARE
(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2014	2013	2014
Numerator for basic earnings per share:
Numerator from continuing operations
Income from continuing operations	$3,576	$3,883	$8,980	$5,515
Less: Earnings allocated to unvested restricted stock	(72)	(76)	(209)	(115)
Income attributable to continuing operations	$3,504	$3,807	8,771	5,400

Numerator from discontinued operations
Income (loss) from discontinued operations	$568	$(637)	$423	$(51)
Less: (Earnings) loss allocated to unvested restricted stock	(11)	13	(10)	1
Income (loss) attributable to discontinued operations	$557	$(624)	$413	$(50)

Numerator for diluted earnings per share:
Adjustment for diluted earnings per share:
Interest on convertible junior subordinated debentures, net of tax	$—	$—	$1,472	$—
	$—	$—	$1,472	$—

Income attributable to continuing operations	$3,504	$3,807	$10,243	$5,400
Income (loss) attributable to discontinued operations	$557	$(624)	$413	$(50)

Denominator
Denominator for basic earnings per common share - weighted average shares outstanding	17,830	18,123	17,744	18,054
Effect of dilutive securities:
Stock options	164	124	180	141
Convertible junior subordinated debentures	—	—	4,392	—
Denominator for diluted earnings per common share - weighted average shares outstanding	17,994	18,247	22,316	18,195

Basic earnings (loss) per common share:
Continuing operations	$0.20	$0.21	$0.50	$0.30
Discontinued operations	0.03	(0.03)	0.02	—
Basic earnings per common share	$0.23	$0.18	$0.52	$0.30

Diluted earnings (loss) per common share:
Continuing operations	$0.20	$0.21	$0.46	$0.30
Discontinued operations	0.03	(0.04)	0.02	(0.01)
Diluted earnings per common share	$0.23	$0.17	$0.48	$0.29

NON-GAAP FINANCIAL MEASURES

This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.

The Non-GAAP financial measures include “Adjusted Net Income”, “Adjusted Basic Earnings Per Share”, “Adjusted Diluted Earnings Per Share”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA” and “Special Items” in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•	Adjusted Net Income is defined as net income from continuing operations plus adjustments for special items and other non-recurring expenses or credits.

•
Consolidated EBITDA is defined as net income from continuing operations before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•	Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for special items and non-recurring expenses or credits.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by special items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Cemetery Field EBITDA is defined as Cemetery Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Financial EBITDA is defined as Financial Revenue less Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit less depreciation and amortization, regional and unallocated overhead expenses.

•
Special Items is defined as charges or credits that are deemed as Non-GAAP items such as withdrawable trust income, acquisition and divestiture expenses, litigation settlements, severance costs, loss on early retirement of debt and other costs, discrete tax items and other non-recurring amounts. Special items are taxed at the federal statutory rate of 34 percent for the three and six months ended June 30, 2013 and 2014.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for special items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for special items.

Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts, termed “Withdrawable Trust Income” and reported on a Non-GAAP proforma basis within Special Items in the accompanying Operating and Financial Trend Report (a Non-GAAP Unaudited Income Statement), to reflect the current cash results. Management believes that the Withdrawable Trust Income provides useful information to investors because it presents income and cash flow when earned by the trusts.

Reconciliation of Non-GAAP Financial Measures:

    This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.

Reconciliation of Net Income from continuing operations to Adjusted Net Income for the three and six months ended June 30, 2013 and 2014 (thousands):

	Three Months Ended June 30,		Six Months Ended June 30,

	2013	2014	2013	2014
Net Income from continuing operations	$3,576	$3,883	$8,980	$5,515
Special items, net of tax
Withdrawable Trust Income	141	366	469	515
Acquisition and Divestiture Expenses	102	168	107	659
Severance Costs	325	268	451	477
Consulting Fees	168	6	168	165
Other Incentive Compensation	—	—	—	660
Accretion of Discount on Convertible Subordinated Notes	—	458	—	571
Costs Related to the Credit Facility	248	688	248	688
Loss on Redemption of Convertible Junior Subordinated Debentures	—	—	—	2,493
Gain on Asset Purchase	—	—	—	(746)
Other Special Items	—	—	(484)	503
Tax Adjustment from Prior Period	—	—	598	—
Total Special items affecting net income	$984	$1,954	$1,557	$5,985
Adjusted Net Income	$4,560	$5,837	$10,537	$11,500

Reconciliation of Net Income from continuing operations to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three and six months ended June 30, 2013 and 2014 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,

	2013	2014	2013	2014
Net income from continuing operations	$3,576	$3,883	$8,980	$5,515
Provision for income taxes	2,192	2,483	6,469	3,526
Pre-tax earnings from continuing operations	$5,768	$6,366	$15,449	$9,041
Interest expense	3,693	2,691	7,121	5,536
Accretion of discount on convertible subordinated notes	—	694	—	865
Loss on early extinguishment of debt and other costs	—	1,042	—	1,042
Loss on redemption of convertible junior subordinated debentures	—	—	—	3,779
Non-cash stock compensation	978	1,263	1,624	1,993
Depreciation & amortization	3,066	3,029	5,881	5,785
Other, net	(29)	(5)	(862)	(373)
Consolidated EBITDA	$13,476	$15,080	$29,213	$27,668
Adjusted For:
Withdrawable Trust Income	$213	$554	$710	$779
Acquisition and Divestiture Expenses	155	255	163	999
Severance Costs	493	406	684	723
Consulting Fees	255	9	255	250
Other Incentive Compensation	—	—	—	1,000
Other Special Items	—	—	83	—
Adjusted Consolidated EBITDA	$14,592	$16,304	$31,108	$31,419
Revenue	$53,811	$56,504	$110,934	$112,157

Adjusted Consolidated EBITDA Margin	27.1%	28.9%	28.0%	28.0%

Reconciliation of funeral and cemetery income before income taxes to Field EBITDA for the three and six months ended June 30, 2013 and 2014 (in thousands):

Funeral Field EBITDA	Three Months Ended June 30,		Six Months Ended June 30,

	2013	2014	2013	2014
Gross Profit (GAAP)	$12,773	$13,214	$27,604	$27,735
Depreciation & amortization	1,612	1,683	3,214	3,297
Regional & unallocated costs	1,764	1,202	4,014	3,149
Net financial income	(2,373)	(2,079)	(4,188)	(4,305)
Funeral Field EBITDA	$13,776	$14,020	$30,644	$29,876
Funeral Field Operating Revenue	$37,733	$39,820	$80,370	$81,305
Funeral Field EBITDA Margin	36.5%	35.2%	38.1%	36.7%

Cemetery Field EBITDA	Three Months Ended June 30,		Six Months Ended June 30,

	2013	2014	2013	2014
Gross Profit (GAAP)	$4,107	$4,775	$8,181	$8,270
Depreciation & amortization	1,082	992	1,948	1,793
Regional & unallocated costs	549	491	1,058	924
Net financial income	(2,428)	(2,556)	(4,884)	(4,454)
Cemetery Field EBITDA	$3,310	$3,702	$6,303	$6,533
Cemetery Field Operating Revenue	$10,901	$11,716	$20,661	$21,483
Cemetery Field EBITDA Margin	30.4%	31.6%	30.5%	30.4%

Total Field EBITDA	Three Months Ended June 30,		Six Months Ended June 30,

	2013	2014	2013	2014
Funeral Field EBITDA	$13,776	$14,020	$30,644	$29,876
Cemetery Field EBITDA	3,310	3,702	6,303	6,533
Funeral Financial EBITDA	2,373	2,079	4,188	4,305
Cemetery Financial EBITDA	2,428	2,556	4,884	4,454
Total Field EBITDA	$21,887	$22,357	$46,019	$45,168

Reconciliation of cash provided by operating activities to Adjusted Free Cash Flow from operations for the three and six months ended June 30, 2013 and 2014 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,

	2013	2014	2013	2014
Cash flow provided by operations	$12,902	$14,937	$22,815	$13,319
Adjustment for tax benefit from Good to Great stock awards	—	—	—	4,802
Cash used for maintenance capital expenditures	(1,238)	(1,689)	(3,025)	(2,572)
Adjusted Free Cash Flow	$11,664	$13,248	$19,790	$15,549

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the three and six months ended June 30, 2013 and 2014:

	Three Months Ended June 30,		Six Months Ended June 30,

	2013	2014	2013	2014
GAAP basic earnings per share from continuing operations	$0.20	$0.21	$0.50	$0.30
Special items affecting net income	0.06	0.11	0.09	0.33
Adjusted basic earnings per share	$0.26	$0.32	$0.59	$0.63

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three and six months ended June 30, 2013 and 2014:

	Three Months Ended June 30,		Six Months Ended June 30,

	2013	2014	2013	2014
GAAP diluted earnings per share from continuing operations	$0.20	$0.21	$0.46	$0.30
Special items affecting net income	0.05	0.11	0.07	0.33
Dilution effect of convertible junior subordinated debentures	—	—	0.03	—
Adjusted diluted earnings per share	$0.25	$0.32	$0.56	$0.63

On page 5 of this press release, we present the Rolling Four Quarter Outlook (“Outlook”) which reflects management’s opinion on the performance of the portfolio of businesses, plus visible and likely acquisitions, for the rolling four quarter period ending June 30, 2015, and the performance of trusts during the corresponding period.  This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe such precise rolling estimates will be precisely wrong all the time.  The following three reconciliations are presented at the midpoint of the range in this Outlook.

Reconciliation of Net Income from continuing operations to Consolidated EBITDA and Adjusted Consolidated EBITDA for the estimated rolling four quarters ending June 30, 2015 (in thousands):

Rolling Four Quarter Outlook
June 30, 2015E
Net income from continuing operations	$19,000
Provision for income taxes	12,300
Pre-tax earnings from continuing operations	$31,300
Net interest expense, including loan cost amortization	14,200
Depreciation & amortization, including stock compensation	16,000
Consolidated EBITDA	$61,500
Adjusted For:
Special items	5,000
Adjusted Consolidated EBITDA	$66,500

Reconciliation of Net Income from continuing operations to Adjusted Net Income for the estimated rolling four quarters ending June 30, 2015 (in thousands):

Rolling Four Quarter Outlook
June 30, 2015E
Net income from continuing operations	$19,000
Special items, net of tax	8,000
Adjusted Net Income	$27,000

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the estimated rolling four quarters ending June 30, 2015:

Rolling Four Quarter Outlook
June 30, 2015E
GAAP diluted earnings per share from continuing operations	$1.04
Special items affecting net income	0.41
Adjusted diluted earnings per share	$1.45

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the consummation of the SCI acquisition, any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the execution of our Standards Operating Model;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	ability to find and retain skilled personnel;

•	the effects of competition;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	death benefits related to preneed funeral contracts funded through life insurance contracts;

•	our ability to generate preneed sales;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.

This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures in the tables presented above.